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                                                                     EXHIBIT 1.1


                     American Home Mortgage Holdings, Inc.

                       2,500,000 Shares of Common Stock

                        FORM OF UNDERWRITING AGREEMENT


                                                              September __, 1999

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
ADVEST, INC.
c/o FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
 as Representatives of the several Underwriters
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

     American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of the Underwriters listed on
Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. and Advest, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company of 2,500,000 shares (the "Initial Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in
Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock to cover overallotments (the "Option Shares"), if any, from the Company to the Underwriters. The Initial Shares and the Option Shares are hereinafter called, collectively, the "Shares".

     As part of the offering contemplated by this Agreement, Friedman, Billings, Ramsey & Co., Inc. ("FBR") has agreed to reserve out of the Initial Shares set forth opposite its name on Schedule I to this Agreement, (i) up to 59,737 shares (assuming an initial public offering price of $9.00 per share), for offer and sale to Michael Strauss, the Company's President and Chief Executive Officer, at the public offering price net of any underwriting discounts and commissions and
(ii) up to 75,000 shares, for sale to the Company's employees, officers, directors and associates (the "Participants"), at the public offering price, each as set forth in the Prospectus under the heading "Underwriting" (collectively, the "Directed Share Program"). The Shares to be sold by FBR pursuant to the Directed Share Program are hereinafter called the "Directed Shares." Any Directed Shares not orally confirmed for purchase by Mr. Strauss or any Participants, as the case may be, by the end of the first business day after the date on which this Agreement is executed will be offered to the public by FBR as set forth in the Prospectus.
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     The Company also proposes to issue to FBR, in its individual capacity, the warrants referred to in Section 1(c) to purchase up to an aggregate of 250,000 shares of Common Stock.

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-82409) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "'Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     The Company and the Underwriters agree as follows:

     1.   Sale and Purchase:
          -----------------

     (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $________ the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional

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number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase the Option Shares to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.
Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Warrants. At the Closing Time, the Company agrees to issue to FBR (for its own account and not as a Representative of the several Underwriters), warrants (the "Warrants") to purchase an aggregate of 250,000 shares of Common Stock (the "Warrant Shares") at a price per Warrant Share equal to 130% of the purchase price per share set forth in paragraph (a) above. The Warrants will be issued pursuant to an agreement (the "Warrant Agreement") between the Company and FBR and will be exercisable at any time and from time to time on or after the first anniversary of the date of this Agreement up to the fifth anniversary thereof. The Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this Agreement except to officers or partners of FBR and members of the selling group and/or their officers or partners. Each Warrant shall be substantially identical to the form of Warrant filed as an exhibit to the Registration Statement.

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     2.   Payment and Delivery:
          --------------------

     (a) Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Gibson, Dunn & Crutcher LLP located at 1050 Connecticut Avenue, N.W., Washington, D.C. 20036 (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall have specified in writing no later than two business days prior to the Closing Time. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

     (b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Gibson, Dunn & Crutcher LLP located at 1050 Connecticut Avenue, N.W., Washington, D.C. 20036 (unless another place shall be agreed upon by the Representatives and the Company), against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery determined pursuant to
Section 1(b) above. Certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall have specified in writing no later than two business days prior to the Date of Delivery. For the purpose of expediting the checking of the certificates for the Option Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

     3.   Representations and Warranties of the Company:  The Company represents
          ---------------------------------------------
and warrants to the Underwriters that:

     (a) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of capital stock of the Company and its Subsidiaries (as defined below) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and

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beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; the Company has reserved and kept available for issuance upon exercise of the Warrants, such number of authorized but unissued shares of Common Stock as are sufficient to permit the exercise in full of the Warrants; each entity controlled, directly or indirectly, by the Company, is set forth on Schedule II hereto (collectively, the "Subsidiaries");

     (b) the Company and the Subsidiaries each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement, the Warrant Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby (including the issuance and sale of the Shares, the Warrants and the Warrant Shares);

     (c) the Company and all of its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or maintain an office and in which such qualification or licensing is necessary, and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); except as disclosed in the Prospectus or otherwise restricted by law of the Company's state of incorporation, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

     (d) the Company and its Subsidiaries are in compliance in all material respects with all material applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

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     (e)  neither the Company nor any of its Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrants, and consummation of the transactions contemplated hereby and thereby (including the issuance and sale by the Company of the Shares, the Warrants and the Warrant Shares) will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or bylaws of the Company or any of its Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries;

     (f) this Agreement and the Warrant Agreement have been, and the Warrants at the Closing Time will be, duly authorized, executed and delivered by the Company and are or will be legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (g) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrants, its consummation of the transaction contemplated hereby and thereby, and its sale and delivery of the Shares, the Warrants and the Warrant Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained in connection with the approval of the quotation of the Company's shares of Common Stock on The Nasdaq National Market ("Nasdaq") of The Nasdaq Stock Market, Inc. and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

                                      -6-
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     (h)  each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides as set forth in the Prospectus which it has not obtained; neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could reasonably be expected to result in a Material Adverse Effect ; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

     (i) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

     (j) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the

                                      -7-
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Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

     (k) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

     (l) all legal or governmental proceedings, contracts, leases or documents of a character required by the Securities Act and the Securities Act Regulations to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

     (m) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect;

     (n) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the amounts in the Prospectus under the captions "Prospectus Summary - Summary Financial Information" and "Selected Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

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     (o)  Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

     (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change in the assets, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

     (q) the Common Stock, the Shares and the Warrants conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

     (r) there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

     (s) the Shares and the Warrant Shares have been duly authorized and, when issued and duly delivered against payment therefor by the Underwriters as contemplated by this Agreement and the Warrant Agreement, respectively, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

     (t) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (u) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other

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association with (within the meaning of Article I of the By-laws of the National
Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

     (v) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares or the Warrant Shares;

     (w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

     (x) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of Nasdaq;

     (y) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

     (z) the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") as are necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received written notice of any infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect;

     (aa) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's

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general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (bb) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon (except where the failure so to file or pay, individually or in the aggregate, would not have a Material Adverse Effect); and no tax deficiency has been asserted against any such entity, nor does any such entity know of any basis for the assertion of any tax deficiency which if determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities; American
Home Mortgage Corp., a wholly-owned subsidiary of the Company had duly and properly filed an election to be taxed as an S corporation for federal and state income tax purposes (each an "S Election"), and each such S Election has been and was in full force and effect since its date of election (each an "S Election Date") without interruption through September __, 1999; during such period there was no termination of any such S Election, including any inadvertent termination which was reinstated under Section 1362 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax laws;

     (cc) each of the Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

     (dd) neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of its Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any federal or state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect;

     (ee) neither the Company nor any of its Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of its Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law,
(ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of its Subsidiaries sells or from which the Company or any of its Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of its Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries;

     (ff) except as otherwise disclosed in the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them;

     (gg) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

     (hh) all securities issued by the Company, any of its Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of Nasdaq;

     (ii) the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

     (jj) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

     (kk) no relationship, direct or indirect, exists or has existed between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

     (ll) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Subsidiaries which are reasonably anticipated to have individually or in the aggregate a Material Adverse Effect;

     (mm) all computer software (including, without limitation software which forms a part of any hardware) owned or used by the Company or any Subsidiary, or licensed by the Company or any Subsidiary, as licensor or as licensee, other than any shrinkwrap software available generally to retail customers, is "Year 2000 Compliant" (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) all such software shall operate in 4-digit year format and, in all material respects, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a "year field" or "year category" shall be based upon a four-digit year format; and (iii) any date arithmetic programs or calculators in the software shall operate in all material respects in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance; and

     (nn) the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or
(ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

     4.   Certain Covenants:  The Company hereby covenants and agrees with each
          -----------------
Underwriter:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

     (b) to prepare the Prospectus in a form approved by the Underwriters and timely file such Prospectus with the Commission pursuant to Rule 424(b) and to furnish promptly to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (c) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

     (d) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

     (e) to furnish to the Representatives and to each Underwriter who may so request in writing for a period of five years from the date of this Agreement
(i) concurrently with their dissemination to the holders of its Common Stock, copies of all annual, quarterly and current reports or other communications supplied to such holders, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

     (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters for their information a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (g) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein to the extent not previously furnished to the Representatives) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

     (h) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

     (i) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

     (j) to use its best efforts to effect and maintain the quotation of the Shares on Nasdaq and to file with Nasdaq all documents and notices required by Nasdaq of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by Nasdaq;

     (k) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

     (l) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of FBR, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, the Warrants and the Warrant Shares to be issued upon exercise of the Warrants, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, or (C) such issuances of options or grants of restricted stock under the Company's 1999 Omnibus Stock Incentive Plan as are described in the Prospectus;

     (m) to not itself, and to use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares;

     (n) to pay, or reimburse if paid by the Underwriters, all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

     5.   Payment of Expenses:
          -------------------

     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters and the Warrants, and when issued, the Warrant Shares, to FBR, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters or the issuance of the Warrant Shares to FBR, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on Nasdaq, (viii) expenses of the Company in making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and its legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

     (b) The Company agrees to reimburse FBR for its reasonable out-of-pocket expenses actually incurred up to $125,000 in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and road show expenses of the Underwriters. The Company further agrees to reimburse FBR, up to $300,000 for the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (in addition to the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

     6.   Conditions of the Underwriters' Obligations: The obligations of the
          -------------------------------------------
Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

     (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Cadwalader, Wickersham & Taft, counsel for the Company and its Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, substantially to the effect that:

          (i) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (ii) the Company and its Subsidiaries each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and the Warrant Agreement and to consummate the transactions described in this Agreement and in the Warrant Agreement, including to issue and sell the Shares and the Warrant Shares;

          (iii) the Company and its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or maintain an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a Material Adverse Effect; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary, any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other

Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

          (iv) to such counsel's knowledge, the Company and its Subsidiaries are in compliance in all material respects with all material applicable laws, orders, rules, regulations and orders, including those relating to transactions with affiliates;

          (v) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not have a Material Adverse Effect;

          (vi) the execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated by this Agreement, the Warrant Agreement and the Warrants do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known by such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any federal or New York State law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries;

          (vii) this Agreement, the Warrant Agreement and the Warrants have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (viii) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the Warrant Agreement or the Warrants by the Company, the consummation of the transactions contemplated hereby and thereby, and the sale and delivery of the Shares and the Warrant Shares by the Company as contemplated hereby and thereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

          (ix) to such counsel's knowledge, each of the Company and its Subsidiaries has all necessary material licenses, authorizations, consents and approvals and has made all necessary material filings required under any federal or New York State law, regulation or rule, and has obtained all necessary material authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Prospectus; to such counsel's knowledge neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal or New York State law or regulation or any decree, order or judgment applicable to the Company or any of its Subsidiaries;

          (x) all necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrants, and the issuance and sale of the Shares, the Warrants and the Warrant Shares; the Shares and the Warrant Shares have been duly authorized and when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor by the Underwriters as contemplated by this Agreement and the Warrant Agreement, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

          (xi) the issuance and sale of the Shares and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party;

          (xii) to such counsel's knowledge, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

          (xiii) the Common Stock, the Shares and the Warrants conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

          (xiv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of Nasdaq;

          (xv) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

          (xvi) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

          (xvii) the statements under the captions "Transactions Related to the Offering," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Business - Loan Funding and Borrowing Arrangements," "Business - Government Regulation," "Capitalization," "Management - Stock Incentive Plan," "Management - Employment Agreements," "Certain Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

          (xviii) there are no actions, suits or proceedings, inquiries, or investigations pending or, to such counsel's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described;

          (xix) there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents;

          (xx) the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") as are necessary to entitle the Company and each Subsidiary to conduct its business as currently conducted as described in the Prospectus, and neither the Company, nor any Subsidiary, has received written notice of infringement of or conflict with asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect; and

          (xxi) neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xiii), (xvii), and (xix) above), they have no reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

     In rendering its opinion, Cadwalader, Wickersham & Taft is authorized to rely upon the opinion of Weiner, Brodsky, Sidman & Kider, P.C. with respect to the opinions regarding licensing of the Subsidiaries called for by Section 6(a)(iii) and 6(a)(ix) and the opinion regarding statements under the caption "Business - Government Regulation" called for by Section 6(a)(xvii).

     (b) The Representatives shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, relating to the financial statements, including any pro forma financial statements, of the Company and its Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

     (c) The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.

     (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

     (e) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (f) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

     (g)  The Shares shall have been approved for inclusion in Nasdaq.

     (h) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) The Representatives shall have received lock-up agreements from each officer, director and stockholder of the Company, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

     (j) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer and President and its Vice President and Chief Financial Officer, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such date.

     (k) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

     (l) The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

     7.  Termination:  The obligations of the several Underwriters hereunder
         -----------
shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change in or affecting the assets, business, operations, financial condition of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including any automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States.

     (a) If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     (b) If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this

Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8.  Increase in Underwriters' Commitments:  If any Underwriter shall
         -------------------------------------
default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such defaulting Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

     9.  Indemnity and Contribution by the Company and the Underwriters:
         --------------------------------------------------------------

     (a) (i) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, or (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or such Prospectus.

     (b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact (or omission or alleged omission necessary to make such statements, in the light of the circumstances under which they were made, not misleading) contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the [third, sixth, seventh and twelfth] paragraphs under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(j) and this
Section 9.

         If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or
(ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as, the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

     10. Survival:  The indemnity and contribution agreements contained in
         --------
Section 9 and the covenants, warranties and representations of the Company contained in Sections 3 and 4 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11. Notices:  Except as otherwise herein provided, all statements,
         -------
requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; or if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 12 East 49th Street, New York, New York 10017 Attention: Michael Strauss.

     12. Governing Law; Headings:  THIS AGREEMENT SHALL BE GOVERNED BY, AND
         -----------------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Parties at Interest:  The Agreement herein set forth has been and is
         -------------------
made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts and Facsimile Signatures:  This Agreement may be signed
         -------------------------------------
by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

         If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.


                         Very truly yours,

                         AMERICAN HOME MORTGAGE HOLDINGS, INC.



                         By: _____________________________
                         Name:
                         Title:


Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
ADVEST, INC.
By: FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By: _______________________________
Name:
Title:

For themselves and as Representatives of the other
Underwriters named on Schedule I hereto.

                                   Schedule I

                                           Number of Initial
Underwriter                                Shares to be Purchased
- --------------------------------------

Friedman, Billings, Ramsey & Co., Inc.
Advest, Inc.

[INSERT NAMES OF OTHER UNDERWRITERS]



  Total................................... 2,500,000
                                           =========

                                  Schedule II

                          Subsidiaries of the Company

American Home Mortgage Corp.

                                   EXHIBIT A

      [FORM OF LOCK-UP AGREEMENT FOR OFFICERS, DIRECTORS, STOCKHOLDERS,
             EMPLOYEES AND AMERICAN HOME MORTGAGE HOLDINGS, INC.]

                                                             September __, 1999


Friedman, Billings, Ramsey & Co., Inc.
Advest, Inc.
c/o Friedman, Billings, Ramsey & Co., Inc.
as Representatives of the several Underwriters
1001 19th Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

     The undersigned understands and agrees as follows:

         1. Friedman, Billings, Ramsey & Co., Inc. ("FBR") and Advest, Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including FBR and Advest, Inc. (the "Underwriters"), of 2,500,000 shares (the "Shares") of the Common Stock, $0.01 par value, of the Company (the "Common Stock"), and in connection therewith, the Company has filed a registration statement, File No. 333-82409 (the "Registration Statement") with the Securities and Exchange Commission.

         2. After consultation, the Company, FBR and Advest, Inc., acting as representatives of the Underwriters for the Public Offering, have agreed that sales by the sole stockholder and certain officers, directors and affiliates of the Company within the [540 in the case of Michael Strauss/180 in the case of all others]-day period after the date of effectiveness of the Registration Statement could have an adverse effect on the market price for the Common Stock and that the public to whom the Common Stock is being offered should be protected for a reasonable time from the impact of such sales.

         3. It is in the best interest of the Company and its officers, directors and stockholders to have a successful public offering and stable and orderly public market thereafter.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of FBR on behalf of the Underwriters, it will not, during the period commencing on the effective date of the Registration Statement and ending [540/180] days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                              Very truly yours,

                              _________________________
                              Name:
                              Address: